AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Executive Employment Agreement by and between deltathree, Inc., a Delaware corporation (the “Company”) and Effi Baruch, and individual (“Executive”), is dated as of March 17, 2009.

Recitals:

WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement, dated as of December 9, 2008, as amended (the “Agreement”); and

WHEREAS, the parties hereto now wish to amend the Agreement to as set forth below;

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           The first sentence of Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“During the Employment Period, the Company shall pay Executive a base salary at the annual rate of US$186,000 ($15,500 per month, or the pro rata portion thereof), payable in accordance with the Company’s customary payroll practices (the “Base Salary”).”

2.           The foregoing amendment to the Agreement shall be effective commencing on the date hereof.

3.           Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement remain unchanged, and the terms and conditions of the Agreement as amended hereby remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

DELTATHREE, INC.

By:	/s/ Robert Stevanovski
Name: Robert Stevanovski
Title: Chairman of the Board

/s/ Effi Baruch
Effi Baruch